UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2016
Date of Report
(Date of earliest event reported)

FIRST COLOMBIA GOLD CORP.
(Exact name of Registrant as specified in its Charter)

Nevada	000-51203	98-0425310
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(I.R.S. EmployerIdentification No.)

406 Royal Parkway, Suite 10, Nashville, Tennessee 37214
(Address of Principal Executive Offices)

(888) 224-6561
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On July 15, 2016, First Colombia Gold Corp. (the “Company”) and Singa Energy Solutions, a Thailand Limited Company (“Singa”) agreed to rescind the Stock Exchange Agreement (the “Agreement”) entered into by the parties on April 4, 2016. Pursuant to the Agreement, the Company was to acquire one hundred percent interest in Singa, including full right and title to Singa’s assets and contracts; the Company would initiate a name change with the Nevada Secretary of State, so as to begin doing business under the trade name “Singa Energy Solutions”; and certain of Singa’s management personnel would be appointed to director and officer positions with the Company.

The decision to cancel the Agreement outright was agreed to after the parties determined it would not be mutually beneficial to proceed with the Agreement under its proposed terms. Final drafts of certain documents related to this transaction were never executed, nor were Signa’s personnel appointed their proposed offices. The parties have executed a Settlement Agreement, wherein each has agreed to fully release the other of all outstanding claims.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: July 20, 2016	By:	/s/ Jason Castenir
Jason Castenir
Chief Executive Officer

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